UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 10, 2011
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
The purpose of this Current Report on Form 8-K is to furnish the press release issued by Quiksilver, Inc. on March 10, 2011 announcing its financial results for the quarter ended January 31, 2011. The press release is attached hereto as Exhibit 99.1.
In addition to Quiksilver’s GAAP financial information, the press release furnished with this report as Exhibit 99.1 reports pro forma loss from continuing operations and pro forma diluted loss per share from continuing operations, each excluding the write off of deferred debt issuance costs associated with previous financings and restructuring credits, which are considered non-GAAP financial measures. Quiksilver believes that this non-GAAP information provides consistency and comparability with its past financial reports. Quiksilver has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate Quiksilver’s operations. The press release also reports pro forma adjusted EBITDA, which is also considered a non-GAAP financial measure that Quiksilver believes provides useful information to investors for the same reason stated above, as well as those set forth in the press release with respect to adjusted EBITDA. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
The information in this Form 8-K and Exhibit shall not be deemed filed for purposes of Section 18 of Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
     The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
99.1	Press Release dated March 10, 2011, issued by Quiksilver, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2011	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial and Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
99.1	Press Release, dated March 10, 2011, issued by Quiksilver, Inc.

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